UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2016
ALPHATEC HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52024	20-2463898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real, Carlsbad, CA		92008
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (760) 431-9286
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 11, 2016 (the “Third Amendment Effective Date”), Alphatec Holdings, Inc. (the “Company”) and its subsidiaries Alphatec Spine, Inc. (“Alphatec Spine”), Alphatec International LLC (“Alphatec International”), and Alphatec Pacific, Inc. (“Alphatec Pacific” and together with Alphatec Holdings, Alphatec Spine, and Alphatec International, referred to collectively as “Borrowers”) and Midcap Funding IV Trust (formerly known as MidCap Funding IV, LLC) (“MidCap”), entered into a Third Amendment and Waiver (the “Third Amendment”) to that certain Amended and Restated Credit, Security And Guaranty Agreement between the Borrowers and MidCap (the “MidCap Facility”).
The Third Amendment amends the maturity date of the MidCap Facility to move it from August 31, 2016 to December 31, 2016. In addition, the Third Amendment contains an amendment fee in the amount of $500,000, which is due and payable when the outstanding amounts under the MidCap Facility are due and payable or are fully repaid, whichever occurs first. Finally, the Third Amendment: (i) contains a waiver of the defaults under the MidCap Facility Agreement discussed below in Item 2.04 of this Form 8-K; and (ii) removes the Company’s obligation to calculate the fixed-charge coverage covenant for February of 2016.
The foregoing summary of the Third Amendment is not complete and is qualified in its entirety by reference to the Third Amendment, a copy of which the Company intends to file with the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2016.

Item 2.02 Results of Operations and Financial Condition.

On March 15, 2016, the Company issued a press release announcing results for the quarter ended December 31, 2015 and the year ended December 31, 2015. A copy of the press release is furnished as Exhibit 99.1 hereto. In accordance with General Instruction B-2 of Form 8-K, the information set forth in this Item 2.02 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On January 31, 2016 the Company determined that it was out of compliance with one of its financial covenants (the “Covenant”) for December of 2015, under the MidCap Facility, and on February 29, 2016 the Company made a similar determination for January of 2016. The Covenant requires the Company, on a monthly basis, to meet or exceed a minimum fixed charge coverage ratio. The Company’s non-compliance with the Covenant constitutes an event of default under the MidCap Facility (the “MidCap Covenant Default”). MidCap provided a waiver of the event of default under the MidCap Facility for December of 2015 and January of 2016.
The MidCap Covenant Default constitutes a cross-default under the Facility Agreement by and among the Company and Deerfield Private Design Fund II, L.P., Deerfield Private Design International II, L.P. and Deerfield Special Situations Fund, L.P. (collectively, “Deerfield”), as amended (the “Deerfield Facility”). Deerfield, which had previously provided a waiver for December of 2015, provided a waiver of the event of default under the Deerfield Facility for January of 2016.
There is no assurance that the Company will be in compliance with the Covenant or any of its other financial covenants under either the MidCap Facility or the Deerfield Facility in February 2016 or thereafter. If the Company has a default in February 2016 or thereafter and does not obtain waivers in the future from MidCap and Deerfield, they would each have the right to declare their respective debts to be due immediately.

Item 9.01     Financial Statements and Exhibits.

(d)         Exhibits.

1.	Press Release of Alphatec Holdings, Inc., dated March 15, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC. (Registrant)

Date: March 15, 2016	/s/ Ebun S. Garner, Esq.
Ebun S. Garner, Esq.
General Counsel and Senior Vice President